(QUANTA SERVICES LOGO)                                             PRESS RELEASE
FOR IMMEDIATE RELEASE
03-16


Contacts:         James Haddox, CFO          Ken Dennard / ksdennard@drg-e.com
                  Reba Reid                  Lisa Elliott / lelliott@drg-e.com
                  Quanta Services, Inc.      DRG&E
                  713-629-7600               713-529-6600


                  QUANTA SERVICES REPORTS THIRD QUARTER RESULTS
                   REFINANCED DEBT & REDUCED INTEREST EXPENSE
                      SECURES $100 MILLION IN NEW CONTRACTS


HOUSTON - NOVEMBER 13, 2003 - Quanta Services, Inc. (NYSE:PWR) today announced results for the three and nine months ended September 30, 2003.

         Revenues in the third quarter of 2003 were $436.1 million, compared to revenues of $436.2 million in the third quarter of 2002. For the third quarter of 2003, net income attributable to common stock was $5.4 million, or $0.05 per diluted share, compared to a net loss attributable to common stock of $8.6 million, or a loss per share of $0.14 in last year's third quarter. Last year's third quarter results include the impact of a pretax charge of $31.0 million to provide allowances for certain accounts.

         "Our performance in the third quarter was in line with our expectations and we continue to see our customers' financial position improve," said John Colson, chairman and chief executive officer of Quanta Services. "Quanta remains well positioned to partner with its customers to address their emerging needs -- from the pressure being placed on utilities to address the state of the transmission grid to increased interest in fiber-to-the-home initiatives by various telecommunications companies, municipalities and utilities."

         Revenues for the first nine months of 2003 were $1.21 billion, compared to $1.32 billion for the first nine months of 2002. For the first nine months of 2003, after considering the impact of a pretax charge of $19.0 million for allowances recorded for certain accounts in the second quarter, the company reported a net loss attributable to common stock of $7.2 million, or a loss per share of $0.06, compared to a net loss attributable to common stock of $621.4 million, or a loss per share of $10.19 in the first nine months of last year.

                                    - more -

         The prior year results include the effect of charges of $48.0 million to provide allowances for certain accounts, $10.5 million in proxy defense costs, the impact of an interim non-cash SFAS No. 142 impairment charge of approximately $166.6 million and a cumulative effect of change in accounting principle in the amount of $445.4 million, net of tax, also related to the adoption of SFAS No. 142.

RECENT HIGHLIGHTS

o SECURED TWO MAJOR PROJECTS VALUED AT APPROXIMATELY $100 MILLION - Quanta has been awarded two major projects with combined revenues of approximately $100 million over 18 months. Quanta will construct a 90-mile, 765,000-volt transmission line for American Electric Power (NYSE: AEP) that will help reinforce the transmission system serving western Virginia and southern West Virginia. Tennessee Valley Authority has selected Quanta for construction and modification services on TVA's transmission and substation infrastructure through a five-year contract.

o COMPLETED OFFERING OF $270 MILLION OF CONVERTIBLE SUBORDINATED DEBENTURES - In the fourth quarter of 2003, Quanta completed an offering of $270 million of Convertible Subordinated Debentures due in 2023 through a private placement. The company used the net proceeds of the offering to repay a portion of its senior secured notes and associated make-whole prepayment premiums.

o AMENDED CREDIT FACILITY - Quanta has amended its existing facility in the fourth quarter of 2003 to convert it into a fully funded $60 million term loan and letter of credit facility of up to $120.0 million and extended its maturity to January 1, 2005. The term loan was used to repay a portion of Quanta's senior secured notes and associated make-whole prepayment premiums.

o REDUCED INTEREST EXPENSE - As a result of the above refinancing efforts and the repayment of the company's senior secured notes, interest expense in future years will be reduced by approximately $8 million per year.

o SUPPORTED NINE UTILITIES IN RESTORATION EFFORTS - Quanta provided more than 1,500 people over the span of 3 weeks in an effort to restore power to the areas affected by Hurricane Isabel. Quanta crews supported six different utilities in this initiative. Additionally, Quanta provided 350 people to help three major utilities recover from the massive fires affecting California in late October and early November.

                                   -- more --

OUTLOOK

         The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

         Quanta expects revenues for the fourth quarter of 2003 to range from $380 million to $410 million. Loss per share for the quarter is expected to range from $0.16 to $0.19 due to the make-whole prepayment premium associated with the repayment of the senior secured notes and write-off of deferred financing costs for debt refinanced in the fourth quarter which are expected to total approximately $35 million and have a negative after-tax effect of approximately $0.21 in the fourth quarter. Non-GAAP diluted earnings per share before the above-mentioned costs are expected to be between $0.02 and $.05.

         Quanta Services has scheduled a conference call for Thursday, November 13, 2003, at 9:30 A.M. EST. To participate in the call, dial (303) 262-2050 at least ten minutes before the call begins and ask for the Quanta Services conference call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company's website at www.quantaservices.com. To listen to the call live on the web, please visit the Quanta Services web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live call, a telephonic replay will be available through November 20, 2003, and may be accessed by calling (303) 590-3000 using pass code 558947. For more information, please contact Karen Roan at DRG&E at 713-529-6600 or email kcroan@drg-e.com.

         Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company's comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

This press release contains various forward-looking statements and information, including management's expectations of revenues, earnings per share, contract amounts and growth in certain markets that are based on management's belief as well as assumptions made by and information currently available to management. We are providing certain forward looking non-GAAP measures to enable investors to evaluate quarterly performance absent unusual items and to perform additional comparisons of operating results. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters, future growth in the electric utility and telecommunications industries, and the ability of Quanta to successfully implement cost saving measures and to effectively integrate the operations of Quanta's subsidiaries, as well as general risks related to the industries in which Quanta operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. For a discussion of the risks, investors are urged to refer to the Company's reports filed under the Securities Exchange Act of 1934.

                              - Tables to follow -

(QUANTA SERVICES LOGO)     QUANTA SERVICES, INC.
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE AND NINE MONTHS ENDED
                           SEPTEMBER 30, 2003 AND 2002
                           (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                           (UNAUDITED)

                                                Three Months Ended September 30,     Nine Months Ended September 30,
                                                --------------------------------     -------------------------------

                                                     2003              2002              2003              2002
                                                 ------------      ------------      ------------      ------------

Revenues                                         $    436,133      $    436,215      $  1,211,564      $  1,317,957
Cost of services                                      381,125           381,947         1,065,281         1,139,842
                                                 ------------      ------------      ------------      ------------
   Gross profit                                        55,008            54,268           146,283           178,115
Selling, general & administrative expenses             38,886            68,747           135,963           178,956
Goodwill impairment                                        --                --                --           166,580
                                                 ------------      ------------      ------------      ------------
   Income (loss) from operations                       16,122           (14,479)           10,320          (167,421)
   Interest expense                                    (8,080)           (9,807)          (24,182)          (25,696)
   Other, net                                             182            (1,674)               72               (56)
                                                 ------------      ------------      ------------      ------------
Income (loss) before taxes                              8,224           (25,960)          (13,790)         (193,173)
   Provision (benefit) for taxes                        2,825           (17,644)           (4,511)          (17,926)
                                                 ------------      ------------      ------------      ------------
Income (loss) before cumulative
   effect of change in accounting
   principle                                            5,399            (8,316)           (9,279)         (175,247)
Cumulative effect of change in
   accounting principle, net of tax                        --                --                --           445,422
                                                 ------------      ------------      ------------      ------------
   Net income (loss)                                    5,399            (8,316)           (9,279)         (620,669)
   Dividends (forfeitures) on preferred
   stock, net                                              --               234            (2,109)              698
                                                 ------------      ------------      ------------      ------------
   Net income (loss) attributable to
         common stock                            $      5,399      $     (8,550)     $     (7,170)     $   (621,367)
                                                 ============      ============      ============      ============

Basic earnings (loss)
   per share before cumulative
   effect of change in accounting
   principle                                     $       0.05      $      (0.14)     $      (0.06)     $      (2.89)
Cumulative effect of change in
   accounting principle, net of tax                        --                --                --             (7.30)
                                                 ------------      ------------      ------------      ------------
Basic earnings (loss)
   per share                                     $       0.05      $      (0.14)     $      (0.06)     $     (10.19)
                                                 ============      ============      ============      ============

Diluted earnings (loss)
   per share before cumulative
   effect of change in accounting
   principle                                     $       0.05      $      (0.14)     $      (0.06)     $      (2.89)
Cumulative effect of change in
   accounting principle, net of tax              $         --      $         --      $         --      $      (7.30)
                                                 ------------      ------------      ------------      ------------
Diluted earnings (loss)
   per share                                     $       0.05      $      (0.14)     $      (0.06)     $     (10.19)
                                                 ============      ============      ============      ============

Shares used in computing
   earnings (loss) per share
         Basic                                        116,567            60,808           112,484            60,964
                                                 ============      ============      ============      ============
         Diluted                                      116,645            60,808           112,484            60,964
                                                 ============      ============      ============      ============

(QUANTA SERVICES LOGO)     QUANTA SERVICES, INC.
                           Condensed Consolidated Balance Sheets
                           (In thousands)

                                                                 SEPTEMBER 30,    DECEMBER 31,
                                                                     2003             2002
                                                                 ------------     ------------
                                                                 (Unaudited)
                      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                      $     77,827     $     27,901
  Accounts receivable, net                                            388,630          367,057
  Costs and estimated earnings in excess of
     billings on uncompleted contracts                                 53,460           54,749
  Inventories                                                          25,665           25,646
  Prepaid expenses and other current assets                            40,145           54,144
                                                                 ------------     ------------
          Total current assets                                        585,727          529,497
PROPERTY AND EQUIPMENT, net                                           346,022          369,568
ACCOUNTS AND NOTES RECEIVABLE, net                                     35,689           50,900
OTHER ASSETS, net                                                      24,428           19,250
GOODWILL AND OTHER INTANGIBLES, net                                   395,400          395,597
                                                                 ------------     ------------
          Total assets                                           $  1,387,266     $  1,364,812
                                                                 ============     ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt                           $      5,144     $      6,652
  Accounts payable and accrued expenses                               188,772          189,080
  Billings in excess of costs and estimated
     earnings on uncompleted contracts                                 19,994           16,409
                                                                 ------------     ------------
          Total current liabilities                                   213,910          212,141
LONG-TERM DEBT, net of current maturities                             211,535          213,167
CONVERTIBLE SUBORDINATED NOTES                                        172,500          172,500
DEFERRED INCOME TAXES AND OTHER NON-
          CURRENT LIABILITIES                                         102,517           82,411
                                                                 ------------     ------------
          Total liabilities                                           700,462          680,219
                                                                 ------------     ------------
REDEEMABLE COMMON STOCK                                                    --           72,922
STOCKHOLDERS' EQUITY                                                  686,804          611,671
                                                                 ------------     ------------
          Total liabilities and stockholders' equity             $  1,387,266     $  1,364,812
                                                                 ============     ============

                                      # # #